UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NCI BUILDING SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 26, 2008, NCI Building Systems, Inc. (the “Company”) distributed the following advertisements in a magazine provided to the Company’s employees:

NCI is your company. As shareholders and colleagues, we have a responsibility to each other, as well as this great company we serve.

All NCI shareholders should have received a proxy package containing the Annual Report, proxy statement, proxy card and a return envelope. As a shareholder you have an opportunity to influence our leaders. Review the materials, find the Proxy Card, indicate your vote and return it in the provided envelope. You have until March 6 to make your vote count.

nci

Building Systems, Inc.

Annual Report
07
A Proposals — The Board of Directors recommend
1. Election of Directors:
For Withhold
01 - Norman C. Chambers
(term will expire in 2011)
02 - William D. Breedlove
(term will expire in 2011)
03 - Phillip J. Hawk
(term will expire in 2011)
2. The Board of Directors recommends a vote
of Ernst & Young LLP for Fiscal 2008.
B Non-Voting Items
Change of Address — Please print
NCI Building Systems, Inc.

No Solamente Posea Acciones, *Comparta Propiedad.*

NCI es su compañía. Como accionistas y colegas, tenemos la responsabilidad para los otros, así como esta gran compañía a la que servimos. Y, en marzo 6, nuestros accionistas tienen la oportunidad para influenciar a nuestros líderes.

Todos los accionistas de NCI deben haber recibido un paquete de poder que contiene el reporte anual, declaración del poder, tarjeta de poder y sobre de devolución. Revise los materiales, encuentre la tarjeta del poder, indique su voto y devuélvala en el sobre sumunistrado antes del 6 de marzo y haga que su voto cuente. No solamente posea acciones, comparta propiedad.

NCI BUILDING SYSTEMS, INC.